UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/28/2006

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On June 28, 2006, the Board of Directors of News Corporation (the "Company"), based on the recommendation of the Nominating and Corporate Governance Committee, appointed Rod Paige, former United States Secretary of Education, to serve as a director on the Board of Directors of the Company.

There is no arrangement or understanding between Mr. Paige and any other persons pursuant to which he was selected as a director of the Company. Mr. Paige has not been appointed to any committee of the Board of Directors.

The press release announcing the appointment of Mr. Paige to the Company's Board of Directors, a copy of which is attached hereto as Exhibit 99.1, is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number                   Description
____________________________________________________
99.1               Press release of News Corporation dated June 29, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: June 30, 2006	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of News Corporation dated June 29, 2006